Beyond, Inc. reports fourth quarter 2023 financial results, sees rapid growth in active customer file, delivering positive sales results since Nov. 1
Sales trends and continued cost reductions positioning company for 2024 growth

MIDVALE, Utah - February 20, 2024 - Beyond, Inc. (NYSE:BYON), owner of Overstock, Bed Bath & Beyond, and other online retail brands designed to unlock your home’s potential, today reported financial results for the quarter and full year ended December 31, 2023.

“Over the last 75 days into my tenure, we have made substantial progress laying the foundation for a high growth, differentiated business model with high customer affinity,” said Marcus Lemonis, Executive Chairman of the Board. “Active customers returned to year-over-year growth for the first time in three years, with over 700,000 customers added to our customer file. Our mandate is to grow our customer file, provide a service level that improves retention and minimizes customer returns. We believe that mandate will result in improved margins and profitability through Beyond.com and our core business. Additionally, as we review our assets and investments, we continue to be optimistic about the value of a few of those investments. As part of that review, we are assessing options related to the portfolio to ensure maximum return for our shareholders. It is our goal to achieve $2 billion of revenue in 2024, and a $3 billion revenue run rate by the end of 2025. This projected revenue improvement, coupled with improved margins and a reduced expense structure provides a clear path to profitability.”

“As a team, we are dissatisfied with the Q4 results and have taken steps to grow revenue, improve margins, and reduce our fixed costs,” said Adrianne Lee, Chief Financial and Administrative Officer. “In December, we announced $25 million of annualized cost reductions. Since that time, we have increased our target to $45 million of annualized expense reduction, freeing up capital to exclusively invest in growth.”

“Planned investments to support the Bed Bath & Beyond brand launch and reignite our customer file are delivering results,” said Dave Nielsen, CEO of Overstock. “We have accelerated customer acquisition during the quarter, driving a vast improvement in our revenue performance. While we spent the back half of the year launching Bed Bath & Beyond, we’ve simultaneously laid the groundwork to reignite Overstock by the end of the first quarter. We believe the combination of these two anchor brands will contribute to achieving our revenue goals.”

“I joined the company because I’m passionate about Bed Bath & Beyond and am driven to reestablish its category dominance,” said Chandra Holt, CEO of Bed Bath & Beyond and its related brands. “We have significant opportunities ahead of us with our robust portfolio of brands. It is my goal to have Bed Bath & Beyond be a leader in unified commerce, win on home-related assortments, and provide unprecedented value for our customers. I look forward to leading the charge in positioning the business for growth and interacting with the investment community.”

Fourth Quarter 2023 Results*

•	Active customers of 5.6 million, an increase of 9% year-over-year
•	Total net revenue of $384 million, a decrease of 5% year-over-year
•	Gross profit of $60 million, or 15.6% of total net revenue
•	Operating loss of $65 million
•	Net loss of $161 million
•	Diluted net loss per share of $3.55; Adjusted diluted net loss per share (non-GAAP) of $1.22
•	Adjusted EBITDA (non-GAAP) of ($49) million, which represents (12.7)% of net revenue
•	Cash and cash equivalents totaled $303 million at the end of the fourth quarter

Full Year 2023 Results

•	Total net revenue of $1.6 billion, a decrease of 19% year-over-year
•	Gross profit of $314 million or 20.1% of total net revenue
•	Operating loss of $118 million
•	Net loss of $308 million
•	Diluted net loss per share of $6.81; Adjusted diluted net loss per share (non-GAAP) of $1.95
•	Adjusted EBITDA (non-GAAP) of ($61) million, which represents (3.9)% of net revenue
*Certain terms, such as active customers, are defined under "Supplemental Operational Data" below.

Earnings Webcast and Replay Information
Beyond will hold a conference call and webcast to discuss its fourth quarter and full year 2023 financial results on Wednesday, February 21, 2024 at 8:30 a.m. ET. To access the live webcast, go to
https://investors.beyond.com. To participate in the conference call via telephone, please register at the link available at https://investors.beyond.com/news-events/events-and-presentations. Registrants will receive dial-in information and a unique PIN to access the live call. Questions may be emailed in advance of the call to ir@beyond.com.

A replay of the conference call will be available at https://investors.beyond.com shortly after the live call has ended.

About Beyond
Beyond, Inc. (NYSE:BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products they love. The Company owns the Bed Bath & Beyond brand and associated intellectual property. Bed Bath & Beyond is an online furniture and home furnishings retailer in the United States and Canada. Its leading ecommerce website sells a broad range of quality, on-trend home products at competitive prices, including furniture, bedding and bath, patio and outdoor, area rugs, tabletop and cookware, décor, storage and organization, small appliances, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website.

Bed Bath & Beyond, Wamsutta, Welcome Rewards, and Overstock.com are registered trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release and the February 21, 2024 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include without limitation all statements other than statements of historical fact, including forecasts of our growth, financial results, profitability, expected cost reductions, launch or relaunch of products or brands including Overstock, trends, market conditions, the impact of our national marketing campaign, and any of the timing thereof. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of known and unknown risks, uncertainties, and other important factors including but not limited to, difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, insurance, competition, macroeconomic changes, attraction/retention of employees, search engine optimization results, and/or payment processors. Other risks and uncertainties include, among others, impacts from changing our company name, stock ticker symbol, or stock exchange, impacts from our use of the Overstock brand and Bed Bath & Beyond brand, our ability to generate positive cash flow, impacts from our evolving business practices and expanded product and service offerings, any problems with our infrastructure, including cyber-attacks or data breaches affecting us, adverse tax, regulatory or legal developments, any restrictions on tracking technologies, any failure to effectively utilize technological advancements or protect our intellectual property, negative economic consequences of global conflict, and whether our partnership with Pelion Venture Partners will achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2022, as updated by our Form 10-Q for the quarter ended September 30, 2023, which were filed with the SEC on February 24, 2023 (as amended on July 3, 2023) and October 31, 2023, respectively, and in our subsequent filings with the SEC. The Forms 10-K, 10-Qs, and our subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts
Beyond, Inc. Communications:
Sarah Factor
pr@beyond.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$302,605	$371,263
Restricted cash	144	194
Accounts receivable, net	19,420	17,693
Inventories	13,040	6,526
Prepaids and other current assets	14,864	18,833
Total current assets	350,073	414,509
Property and equipment, net	27,577	27,023
Deferred tax assets, net	152	41,439
Intangible assets, net	25,254	9
Goodwill	6,160	6,160
Equity securities	155,873	296,317
Operating lease right-of-use assets	3,468	7,460
Other long-term assets, net	12,799	2,746
Property and equipment, net held for sale	54,462	82,883
Total assets	$635,818	$878,546
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$106,070	$75,130
Accrued liabilities	73,682	63,614
Unearned revenue	49,597	44,480
Operating lease liabilities, current	2,814	4,410
Current debt, net held for sale	232	3,508
Total current liabilities	232,395	191,142
Operating lease liabilities, non-current	940	3,626
Other long-term liabilities	9,107	3,476
Long-term debt, net held for sale	34,244	34,476
Total liabilities	276,686	232,720
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000, issued and outstanding - none	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 51,770 and 51,102
Outstanding shares - 45,414 and 44,951	5	5
Additional paid-in capital	1,007,649	982,718
Accumulated deficit	(481,671)	(173,829)
Accumulated other comprehensive loss	(506)	(522)
Treasury stock at cost - 6,356 and 6,151	(166,345)	(162,546)
Total stockholders' equity	359,132	645,826
Total liabilities and stockholders' equity	$635,818	$878,546

Overstock.com, Inc. Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net revenue	$384,458	$404,896	$1,561,122	$1,929,334
Cost of goods sold	324,497	315,341	1,247,116	1,485,990
Gross profit	59,961	89,555	314,006	443,344
Operating expenses
Sales and marketing	70,716	45,504	224,547	215,477
Technology	29,662	27,999	117,154	121,158
General and administrative	24,145	18,699	90,410	79,701
Total operating expenses	124,523	92,202	432,111	416,336
Operating income (loss)	(64,562)	(2,647)	(118,105)	27,008
Interest income, net	3,188	1,999	12,007	2,965
Other expense, net	(33,231)	(15,447)	(160,024)	(63,825)
Loss before income taxes	(94,605)	(16,095)	(266,122)	(33,852)
Provision (benefit) for income taxes	66,388	(584)	41,720	1,384
Net loss	$(160,993)	$(15,511)	$(307,842)	$(35,236)
Net loss per share of common stock:
Basic	$(3.55)	$(0.34)	$(6.81)	$(0.83)
Diluted	$(3.55)	$(0.34)	$(6.81)	$(0.83)
Weighted average shares of common stock outstanding:
Basic	45,360	45,420	45,214	44,323
Diluted	45,360	45,420	45,214	44,323

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(307,842)	$(35,236)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,447	16,706
Non-cash operating lease cost	4,737	5,304
Stock-based compensation to employees and directors	23,018	18,318
(Increase) decrease in deferred tax assets, net	41,349	(1,404)
Gain on disposal of cryptocurrencies	(6,361)	—
Write-down of assets held for sale	25,875	—
Loss from equity method securities	140,404	63,923
Other non-cash adjustments	(693)	185
Changes in operating assets and liabilities:
Accounts receivable, net	(1,727)	3,805
Inventories	(6,514)	(1,389)
Prepaids and other current assets	1,889	4,076
Other long-term assets, net	(757)	(1,116)
Accounts payable	32,555	(28,821)
Accrued liabilities	10,442	(36,625)
Unearned revenue	5,117	(14,907)
Operating lease liabilities	(5,094)	(5,527)
Other long-term liabilities	5,569	173
Net cash used in operating activities	(18,586)	(12,535)
Cash flows from investing activities:
Purchase of intangible assets	(25,816)	—
Expenditures for property and equipment	(19,181)	(14,899)
Disbursement for notes receivable	(10,000)	—
Purchase of equity securities	—	(18,920)
Proceeds from the disposal of cryptocurrencies	9,804	—
Capital distribution from investment	4	1,224
Other investing activities, net	559	(439)
Net cash used in investing activities	(44,630)	(33,034)
Cash flows from financing activities:
Repurchase of shares	—	(80,117)
Payments of taxes withheld upon vesting of employee stock awards	(3,799)	(3,700)
Payments on long-term debt	(3,606)	(3,447)
Proceeds from employee stock purchase plan	1,913	924
Net cash used in financing activities	(5,492)	(86,340)
Net decrease in cash, cash equivalents, and restricted cash	(68,708)	(131,909)
Cash, cash equivalents, and restricted cash, beginning of period	371,457	503,366
Cash, cash equivalents, and restricted cash, end of period	$302,749	$371,457

Supplemental Operational Data
We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results and provide key performance indicators to track our progress. These indicators include changes in customer order patterns and the mix of products purchased by our customers.

Active customers represent the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances, we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides our key operating metrics:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended December 31,
	2023	2022
Active customers	5,612	5,162
LTM net revenue per active customer	$278	$374
Orders delivered	2,549	1,882
Average order value	$151	$215
Orders per active customer	1.41	1.60

Non-GAAP Financial Measures and Reconciliations
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings (loss) per share, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings (loss) per share is a non-GAAP financial measure that is calculated as net income (loss) less the income or losses recognized from our equity method securities, net of related tax. We believe that this adjustment to our net income (loss) before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income (loss) before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain benefits and expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following tables reflects the reconciliation of adjusted diluted loss per share to diluted loss per share (in thousands, except per share data):

	Three months ended December 31,
	2023
	Diluted EPS	Less: tax valuation allowance	Less: write-down of assets held for sale	Less: equity method income (loss)[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(160,993)	$(66,316)	$(25,875)	$(13,438)	$(55,364)

Denominator:
Weighted average shares of common stock outstanding—diluted	45,360	45,360	45,360	45,360	45,360

Net loss per share of common stock:
Diluted	$(3.55)	$(1.46)	$(0.57)	$(0.30)	$(1.22)
1 Inclusive of estimated tax impact

	Year ended December 31,
	2023
	Diluted EPS	Less: tax valuation allowance	Less: write-down of assets held for sale	Less: equity method income (loss)[1]	Adjusted Diluted EPS
Numerator:
Net loss attributable to common stockholders	$(307,842)	$(66,316)	$(25,875)	$(127,314)	$(88,337)

Denominator:
Weighted average shares of common stock outstanding—diluted	45,214	45,214	45,214	45,214	45,214

Net loss per share of common stock:
Diluted	$(6.81)	$(1.47)	$(0.57)	$(2.82)	$(1.95)
1 Inclusive of estimated tax impact

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net loss	$(160,993)	$(15,511)	$(307,842)	$(35,236)
Depreciation and amortization	4,626	4,226	19,447	16,706
Stock-based compensation	5,155	4,928	23,018	18,318
Interest income, net	(3,188)	(1,999)	(12,007)	(2,965)
Other expense, net	33,231	15,447	160,024	63,825
Provision (benefit) for income taxes	66,388	(584)	41,720	1,384
Special items (see table below)	5,769	—	14,347	1,451
Adjusted EBITDA	$(49,012)	$6,507	$(61,293)	$63,483

Special items:
Brand integration and related costs	$786	$—	$7,120	$—
Restructuring costs[1]	4,983	—	7,227	878
Special legal charges and other	—	—	—	573
	$5,769	$—	$14,347	$1,451
1 Inclusive of certain severance and lease termination costs.

The following table reflects the reconciliation of free cash flow to net cash used in operating activities (in thousands):

	Year ended December 31,
	2023	2022
Net cash used in operating activities	$(18,586)	$(12,535)
Expenditures for property and equipment	(19,181)	(14,899)
Free cash flow	$(37,767)	$(27,434)